EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  February 13, 2002





                                   ARTISAN INVESTMENT CORPORATION
                                       for itself and as general partner of
                                       ARTISAN PARTNERS LIMITED PARTNERSHIP




                                   By: /s/ Andrew A. Ziegler
                                       -----------------------------------
                                              Andrew A. Ziegler
                                                President


                                    ANDREW A. ZIEGLER

                                    /s/ Andrew A. Ziegler
                                    ---------------------------------------


                                    CARLENE MURPHY ZIEGLER

                                    /s/ Carlene Murphy Ziegler
                                    ----------------------------------------

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